Exhibit 99.1

Source: Tyson Foods, Inc.

February 28, 2024 22:21 ET

Tyson Foods, Inc. Announces Pricing of Senior Notes Offerings

SPRINGDALE, Ark., Feb. 28, 2024 (GLOBE NEWSWIRE) -- Tyson Foods, Inc. (the “Company”) (NYSE: TSN) announced today that it has agreed to sell $600 million aggregate principal amount of its 5.400% Senior Notes due 2029 (the “2029 notes”) and $900 million aggregate principal amount of its 5.700% Senior Notes due 2034 (the “2034 notes”) in underwritten public offerings under its effective shelf registration statement. The offerings are expected to close on March 8, 2024, subject to the satisfaction of customary closing conditions.

The company intends to use the net proceeds from the offerings for general corporate purposes, which is expected to include the retirement of the outstanding 3.95% Notes due August 2024 (the ‘‘2024 Notes’’). Pending application of the proceeds, the Company intends to use the proceeds to pay down other outstanding debt, which may include amounts under its revolving credit facility or its commercial paper program, and/or invest the proceeds in bank deposit accounts, certificates of deposit, U.S. government securities or other interest bearing securities.

BofA Securities, Inc., Morgan Stanley & Co. LLC, Rabo Securities USA, Inc., RBC Capital Markets, LLC and J.P. Morgan Securities LLC are acting as joint  book-running  managers  for  the  offerings.  Barclays Capital Inc. and Goldman Sachs & Co. LLC are acting as senior co-managers for  the  offerings. The co-managers for the offerings are Credit Agricole Securities (USA) Inc., Mizuho  Securities USA LLC, MUFG Securities Americas Inc., U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC, Regions Securities LLC, Comerica Securities, Inc. and Siebert Williams Shank & Co., LLC.

The offerings may be made only by means of a prospectus supplement and the accompanying prospectus. Copies of the preliminary prospectus supplement and accompanying prospectus relating to these offerings may be obtained from BofA Securities, Inc. by calling BofA Securities, Inc. toll free at 1-800-294-1322 or from Morgan Stanley & Co. LLC by calling Morgan Stanley & Co. LLC toll-free at 1-866-718-1649. You may also get these documents for free by visiting EDGAR on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A registration statement relating to the notes became effective on June 9, 2023, and this offering is being made by means of a prospectus supplement.

Forward-Looking Statements

Certain information in this release constitutes forward-looking statements as contemplated by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, current views and estimates of our outlook for fiscal 2024, other future economic circumstances, industry conditions in domestic and international markets, our performance and financial results (e.g., debt levels, return on invested capital, value-added product growth, capital expenditures, tax rates, access to foreign markets and dividend policy). These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from anticipated results and expectations expressed in such forward-looking statements. The Company cautions readers not to place undue reliance on any forward-looking statements, which are expressly qualified in their entirety by this cautionary statement and speak only as of the date made. Other important factors are discussed in detail in the company’s filings with the Securities and Exchange Commission, including in Part I, Item 1A. “Risk Factors” included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Tyson Foods, Inc.

Tyson Foods, Inc. (NYSE: TSN) is one of the world’s largest food companies and a recognized leader in protein. Founded in 1935 by John W. Tyson and grown under four generations of family leadership, the Company has a broad portfolio of products and brands like Tyson®, Jimmy Dean®, Hillshire Farm®, Ball Park®, Wright®, Aidells®, ibp® and State Fair®. Tyson Foods innovates continually to make protein more sustainable and affordable to meet customers’ needs worldwide and raise the world’s expectations for how much good food can do. Headquartered in Springdale, Arkansas, the Company had approximately 139,000 team members on September 30, 2023.

Through its Core Values, Tyson Foods strives to operate with integrity, create value for its shareholders, customers, communities and team members and serve as a steward of the animals, land and environment entrusted to it. Visit www.tysonfoods.com.

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